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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference of our report dated June 9, 2004 on the Linens 'n Things, Inc. 401(k) Plan's (the Plan) financial statements for the year ended December 31, 2003 included in this 2003 Annual Report on Form 11-K of the Plan into Linens 'n Things, Inc.'s Registration Statement on Form S-8 (SEC File No. 333-71903) filed with the Securities and Exchange Commission.


                                           /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
June 28, 2004